Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com
NEWS RELEASE	For Immediate Release

MPS Group Announces Second Quarter 2008 Results

JACKSONVILLE, Fla. (July 30, 2008) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the second quarter and six months ended June 30, 2008. Diluted net income per common share was within the range of guidance and revenue was above the range of guidance previously provided by management.

Second Quarter Summary

•	Revenue was $589 million, up 10% versus the second quarter of 2007 and 4% sequentially versus the first quarter of 2008;

•	Excluding the impact of acquisitions and foreign currency exchange rates, revenue increased 5% versus the second quarter of 2007 and 2% sequentially versus the first quarter of 2008;

•	Diluted net income per common share was $0.23, up 5% from the second quarter of 2007;

•	Gross profit was $171 million, up 12% versus the second quarter of 2007 and 5% sequentially versus the first quarter of 2008; and

•	Gross margin was 29.0% during the second quarter of 2008, up 50 basis points versus the second quarter of 2007.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $339 million for the second quarter of 2008, representing 58% of total Company revenue. Below is further discussion of the second quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare, and its business units operate respectively under the primary brands Accounting Principals, Special Counsel, Entegee, and Soliant Health. In the second quarter, this segment’s revenue increased 7% versus the second quarter of 2007 and 3% sequentially versus the first quarter of 2008. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 4% versus the second quarter of 2007 and 2% sequentially versus the first quarter of 2008.

Overall gross margin in this segment was 31.3%. Permanent placement fees grew 9% versus the prior-year period and had a positive impact on this segment’s gross margin. Temporary staffing margins improved in Accounting Principals, Entegee and Soliant Health during the quarter. Special Counsel revenue increased 22% versus the second quarter of 2007 due to strong sales and delivery of document review projects and the benefit of two acquisitions.

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www.mpsgroup.com

MPS Group Reports Second Quarter Results

July 30, 2008

Compared with the second quarter of 2007, both Entegee and Soliant Health posted revenue increases. Accounting Principals revenue declined when compared with last year’s second quarter due primarily to the wind down of a large low-margin client contract and slower permanent placement sales, but revenue increased slightly on a sequential basis versus the first quarter of 2008.

International Professional Services Segment

The Company’s International Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services. Badenoch & Clark delivers its services in the United Kingdom, continental Europe, Australia, and Asia.

During the second quarter, Badenoch & Clark revenue increased 20% versus the second quarter of 2007 and 4% sequentially versus the first quarter of 2008. Excluding the impact of an acquisition and changes in foreign currency exchange rates, revenue increased 9% versus the second quarter of 2007 and 3% sequentially versus the first quarter of 2008.

Badenoch & Clark’s gross margin was 31.2%, up 170 basis points versus the second quarter of 2007 due to higher temporary staffing margins and increased permanent placement sales. Permanent placement sales were particularly strong in this segment’s property professionals unit, which was acquired in the third quarter of 2007.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $250 million for the second quarter of 2008, representing 42% of the Company’s second quarter revenue. Below is further discussion of the second quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $158 million for the second quarter of 2008. The North American IT Services segment revenue declined 1% (3% excluding the impact of an acquisition and changes in foreign currency exchange rates) versus the second quarter of 2007. This decrease was due primarily to the wind down of certain lower-margin client contracts in the Company’s Modis unit. While revenue declined slightly, gross profit improved to $49 million, an increase of 4% versus the second quarter of 2007.

The North American IT Services segment’s gross margin improved to 31.1%, up 170 basis points versus the second quarter of 2007. Higher temporary staffing margins and a greater mix of higher-margin revenue from Beeline had a positive impact on this segment’s gross margin for the second quarter of 2008.

During the quarter Beeline revenue increased 65% when compared with the second quarter of 2007, aided in part by the acquisition of the assets of a competitor (Chimes). Excluding the impact of the Chimes acquisition, Beeline revenue was up over 41% versus the prior-year quarter.

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MPS Group Reports Second Quarter Results

July 30, 2008

International Information Technology Services Segment

The Company’s International Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe.

During the second quarter, Modis International revenue increased 24% versus the second quarter of 2007. Excluding the impact of an acquisition and changes in foreign currency exchange rates, Modis International revenue was up 16% versus the second quarter of 2007. Overall gross margin was 17.2%, with temporary staffing margins remaining constant versus the previous year. Permanent placement fees, which represented 2.8% of Modis International’s revenue, increased 7% versus the second quarter of 2007.

Capital Update

During the second quarter, the Company generated operating cash flow of $34 million. At the close of the second quarter, the Company had a cash balance of $65 million and borrowings of $30 million from the $250 million credit facility, which contains favorable borrowing terms and expires in November 2011. As of today, $41 million remains on the Company’s stock buyback authorization.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “Despite the general negativity of the current economic environment, we continue to see demand for professional and IT talent. We have seen some weakening in certain sectors, such as housing and financial services, and also in certain geographic areas. Generally speaking, employers of professional and IT talent have not yet felt the need to enact large-scale reductions in headcount through layoffs and hiring freezes, which is what we saw in the 2001-2002 timeframe. So while the current environment is not as robust as what we have seen in recent years, we believe there are opportunities for us when we execute well and take care of our clients.”

“During the second quarter, the Company used $38 million to make acquisitions and $14 million to buy back its common stock,” added Robert Crouch, MPS Chief Financial Officer. “We expect our third quarter revenue and diluted net income per common share to be in the range of $580 million to $600 million and $0.21 to $0.24, respectively.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 312-1304.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on August 6. To access the telephonic replay, please dial (719) 457-0820 and enter 1135014 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

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MPS Group Reports Second Quarter Results

July 30, 2008

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; claims and liabilities asserted for the acts or omissions of our temporary employees; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2007 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Reports Second Quarter Results

July 30, 2008

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Highlights:	2008	2007	2008	2007
Revenue:
North American Professional Services	$185,590	$173,317	$365,268	$336,682
International Professional Services	153,530	127,611	301,350	253,566
North American Information Technology Services	158,218	160,175	317,089	308,627
International Information Technology Services	92,152	74,058	173,564	146,414

Total revenue	589,490	535,161	1,157,271	1,045,289

Gross profit:
North American Professional Services	58,163	54,917	112,916	105,319
International Professional Services	47,945	37,598	93,449	73,012
North American Information Technology Services	49,210	47,118	97,728	89,067
International Information Technology Services	15,816	12,985	29,311	25,082

Total gross profit	171,134	152,618	333,404	292,480

Operating income:
North American Professional Services	17,861	17,738	34,541	32,748
International Professional Services	9,350	8,453	18,626	16,557
North American Information Technology Services	12,134	11,922	22,959	21,004
International Information Technology Services	3,285	2,976	5,870	4,422

Operating income before unallocated corporate expenses	42,630	41,089	81,996	74,731
Unallocated corporate expenses	7,809	7,519	15,208	14,496

Total operating income	34,821	33,570	66,788	60,235
Other income (expense), net	(813)	2,944	(1,544)	4,935

Income before provision for income taxes	34,008	36,514	65,244	65,170
Provision for income taxes	13,263	13,626	25,445	24,802

Net income	$20,745	$22,888	$39,799	$40,368

Diluted net income per common share	$0.23	$0.22	$0.43	$0.39

Diluted common shares outstanding	91,191	103,110	92,449	102,968

			As of
			June 30, 2008	December 31, 2007
Cash and cash equivalents			$64,788	$105,285
Short-term investments			—	2,500
Accounts receivable, net of allowance			347,537	323,804
Other			34,172	32,115

Current assets			446,497	463,704
Long-term assets			790,692	745,947

Total assets			$1,237,189	$1,209,651

Current liabilities			$191,651	$198,554
Other			76,135	34,752
Stockholders' equity			969,403	976,345

Total liabilities and stockholders' equity			$1,237,189	$1,209,651

Working capital			$254,846	$265,150

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MPS Group Reports Second Quarter Results

July 30, 2008

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
EBITDA	$40,345	$38,248	$77,883	$69,394
Depreciation and intangibles amortization	5,524	4,678	11,095	9,159

Operating income	34,821	33,570	66,788	60,235
Other income (expense), net	(813)	2,944	(1,544)	4,935

Income before provision for income taxes	34,008	36,514	65,244	65,170
Provision for income taxes	13,263	13,626	25,445	24,802

Net income	$20,745	$22,888	$39,799	$40,368

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates
	IT NA Segment	Modis International	Special Counsel	Soliant Health
Revenue growth rate 2Q2007 to 2Q2008, excluding acquisitions and the effects of changes in foreign currency	-3.0%	16.2%	14.0%	1.3%
Revenue growth rate contributed from acquisitions	1.2%	8.6%	8.2%	7.1%
Revenue growth rate contributed from effects of changes in currency	0.6%	-0.4%	—	—

GAAP revenue growth rate 2Q2007 to 2Q2008	-1.2%	24.4%	22.2%	8.4%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates
	MPS Group	Professional NA Segment	Badenoch & Clark	Beeline
Revenue growth rate 2Q2007 to 2Q2008, excluding acquisitions and the effects of changes in foreign currency	4.9%	4.0%	9.2%	41.3%
Revenue growth rate contributed from acquisitions	4.9%	3.1%	10.2%	23.1%
Revenue growth rate contributed from effects of changes in currency	0.4%	—	0.9%	0.3%

GAAP revenue growth rate 2Q2007 to 2Q2008	10.2%	7.1%	20.3%	64.7%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates
		MPS Group	Professional NA Segment	Badenoch & Clark
Revenue growth rate 1Q2008 to 2Q2008, excluding acquisitions and the effects of changes in foreign currency		2.0%	2.2%	3.1%
Revenue growth rate contributed from acquisitions		1.6%	1.1%	—
Revenue growth rate contributed from effects of changes in currency		0.2%	—	0.8%

GAAP revenue growth rate 1Q2008 to 2Q2008		3.8%	3.3%	3.9%

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